Exhibit 99.1

                       ANAREN REPORTS 1ST QUARTER RESULTS

    SYRACUSE, N.Y., Oct. 27 /PRNewswire-FirstCall/- Anaren, Inc. (Nasdaq: ANEN) today reported net sales for the first quarter ended September 30, 2005 were $24.6 million, down 1% from the first quarter of fiscal year 2005, and up 2% sequentially from the fourth quarter of fiscal 2005.

    Net income for the first quarter was $2.3 million, or $0.13 per diluted share including $834,000 or $0.04 per diluted share in equity based compensation expense as required by Statement of Accounting Standard 123R (SFAS 123R). This compares to net income of $2.0 million, or $0.10 per diluted share for the first quarter of fiscal 2005 and $2.6 million, or $0.14 per diluted share, for the fourth quarter of fiscal 2005. Net income for the first and fourth quarters of fiscal 2005 included no equity based compensation expense. Net income for the first quarter of fiscal 2006 before equity based compensation expenses was $3.0 million, or $0.17 per diluted share.

    The effective tax rate for the first quarter of fiscal 2006 was 23.3%, compared to 27.0% for the first quarter of fiscal 2005 and 15.2% for the fourth quarter of fiscal 2005.

    Operating income for the first quarter was $2.4 million, or 9.6% of net sales, including $834,000, or 3.4% of net sales, in equity based compensation expense, unchanged from the first quarter of last year, and down $194,000, or 7.6% from the fourth quarter of fiscal 2005. Operating income for both the first and fourth quarters of fiscal 2005 included no equity based compensation expense. Operating income for the first quarter of fiscal 2006 before equity based compensation expenses was 13% of net sales.

    Lawrence A. Sala, Anaren's President and CEO said, "Continued growth in the Space and Defense Group as well as sequential growth in wireless consumer component demand resulted in improved net sales for the quarter. The increase in net sales, operating efficiency improvements completed in fiscal 2005, and a favorable product mix all had a positive impact on our profitability for the quarter."

    Balance Sheet
    Cash, cash equivalents and marketable debt securities at September 30, 2005 were $79.6 million. During the quarter, the Company generated $3.1 million in cash from operations, repurchased 352,274 shares of its common stock for $4.9 million and expended $848,000 on capital additions.

    Wireless Group
    Wireless Group net sales for the quarter were $16.4 million, down 8% from the first quarter of last year, and up 1% sequentially from the fourth quarter of fiscal 2005. The increase in wireless net sales from the fourth quarter was the result of increased sales of consumer component and custom assembly products. Sales of consumer component products increased 140% sequentially from the fourth quarter to $1.3 million. This growth was driven by increased demand from satellite television low noise block amplifier applications. In addition, as in the fourth quarter, a substantial percentage of resistive product sales came as the result of fulfilling shipments that had been delayed due to the consolidation of our RF Power and Amitron subsidiaries. Resistive product deliveries were relatively current at the end of the first quarter. Customers that exceeded 10% of Wireless Group net sales for the quarter were Nokia Corp. and Motorola, Inc.

    Wireless Group research and development spending increased during the first quarter as a result of increased consumer and ferrite component development activity.

    Space and Defense Group
    Space and Defense Group net sales for the quarter were $8.2 million, up 15% from the first quarter of fiscal 2005, and up 4% sequentially from the fourth quarter. New orders for the quarter totaled $11.1 million resulting in a book to bill ratio of 1.35 to 1.0. Orders for the quarter included contracts for shipborne jammer, missile receiver, and airborne passive ranging applications. Space and Defense backlog at September 30, 2005 was $50.4 million, up 6% from $47.5 million at June 30, 2005.

    Outlook
    Given the current volatile wireless market demand and our Space and Defense order backlog, we expect net sales to be in the range of $23.5 - $25.0 million for the second quarter of fiscal 2006. With an anticipated tax rate of approximately 23% and an expected equity based compensation expense of approximately $0.04 per diluted share, we expect net earnings per diluted share to be in the range of $0.09 - $0.12 for the second quarter.

    Forward-Looking Statements
    The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such known factors include, but are not limited to: the Company's ability to timely ramp up to meet some of our customers' increased demands; unanticipated delays and/or difficulties associated with effectively operating the Company's recently consolidated Anaren Ceramics subsidiary; unanticipated delays in successfully completing customer orders within contractually required timeframes; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations or extended postponements; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2005 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2005 and Anaren's Form 10-Q for the three months ended September 30, 2005 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.

    Conference Call
    Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Thursday, October 27, 2005 at 5:00 p.m. EDT. A replay of the conference call will be available at 8:00 p.m. (EDT) beginning October 27, 2005 through midnight October 31, 2005. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 6415703. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-262-1292 and International is 1-719-457-2680.

    Company Background
    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.

                                  Anaren, Inc.
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                                Three Months Ended
                                                          ------------------------------
                                                            Sept. 30,        Sept. 30,
                                                              2005             2004
                                                          -------------    -------------
Sales                                                     $  24,614,358    $  24,907,357
Cost of sales                                                15,959,912       17,016,539
  Gross profit                                                8,654,446        7,890,818

Costs and expenses
  Marketing                                                   1,768,079        1,776,645
  Research and development                                    2,034,641        1,645,077
  General and administrative                                  2,492,310        2,102,185
    Total operating expenses                                  6,295,030        5,523,907

Operating income                                              2,359,416        2,366,911

Other income (expense)
  Other income, primarily interest                              587,744          353,058
  Interest expense                                               (6,143)          (5,805)
    Total other income (expense)                                581,601          347,253

Income before income tax                                      2,941,017        2,714,164
Income taxes                                                    687,000          733,000
  Net income                                              $   2,254,017    $   1,981,164

Basic earnings per share                                  $        0.13    $        0.10

Diluted earnings per share                                $        0.13    $        0.10

Shares used in computing net income per share:
Basic                                                        17,402,270       20,144,447

Diluted                                                      17,936,051       20,678,163

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                                Three Months Ended
                                                          ------------------------------
                                                            Sept. 30,        Sept. 30,
                                                              2005             2004
                                                          -------------    -------------
Net sales                                                         100.0%           100.0%

Cost of sales                                                      64.8%            68.3%
Gross profit                                                       35.2%            31.7%

Operating expenses:
  Marketing                                                         7.2%             7.1%
  Research and development                                          8.3%             6.6%
  General and administrative                                       10.1%             8.5%
    Total operating expenses                                       25.6%            22.2%

Operating income                                                    9.6%             9.5%

Other income (expense):
  Other, primarily interest income                                  2.4%             1.4%
  Interest expense                                                  0.0%             0.0%
    Total other income, net                                         2.4%             1.4%

Income before income taxes                                         12.0%            10.9%
Income taxes                                                        2.8%             2.9%
Net income                                                          9.2%             8.0%

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                                        Three Months Ended
                                                          -----------------------------------------------
                                                            Sept. 30,        Sept. 30,        June 30,
                                                              2005             2004             2005
                                                          -------------    -------------    -------------
Net sales                                                 $  24,614,358    $  24,907,357    $  24,120,268

Cost of sales                                                15,959,912       17,016,539       16,054,707
Gross profit                                                  8,654,446        7,890,818        8,065,561

Operating expenses:
  Marketing                                                   1,768,079        1,776,645        1,707,082
  Research and development                                    2,034,641        1,645,077        1,620,284
  General and administrative                                  2,492,310        2,102,185        2,184,577
    Total operating expenses                                  6,295,030        5,523,907        5,511,943

Operating income                                              2,359,416        2,366,911        2,553,618

Other income (expense):
  Other, primarily interest
   income                                                       587,744          353,058          507,977
  Interest expense                                               (6,143)          (5,805)          (7,637)
    Total other income, net                                     581,601          347,253          500,340

Income before income taxes                                    2,941,017        2,714,164        3,053,958
Income taxes                                                    687,000          733,000          464,000
  Net Income                                              $   2,254,017    $   1,981,164    $   2,589,958

Basic earnings per share                                  $        0.13    $        0.10    $        0.14

Diluted earnings per share                                $        0.13    $        0.10    $        0.14

Shares used in computing net income per share:
   Basic                                                     17,402,270       20,144,447       18,315,130

   Diluted                                                   17,936,051       20,678,163       18,669,847

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                                        Three Months Ended
                                                          -----------------------------------------------
                                                            Sept. 30,        Sept. 30,        June 30,
                                                              2005             2004             2005
                                                          -------------    -------------    -------------
Net sales                                                         100.0%           100.0%           100.0%

Cost of sales                                                      64.8%            68.3%            66.6%
Gross profit                                                       35.2%            31.7%            33.4%

Operating expenses:
  Marketing                                                         7.2%             7.1%             7.1%
  Research and development                                          8.3%             6.6%             6.7%
  General and administrative                                       10.1%             8.5%             9.0%
    Total operating expenses                                       25.6%            22.2%            22.8%

Operating income                                                    9.6%             9.5%            10.6%

Other income (expense):
  Other, primarily interest
   income                                                           2.4%             1.4%             2.1%
  Interest expense                                                  0.0%             0.0%             0.0%
    Total other income, net                                         2.4%             1.4%             2.1%

Income before income taxes                                         12.0%            10.9%            12.7%
Income taxes                                                        2.8%             2.9%             2.0%
  Net income                                                        9.2%             8.0%            10.7%

                          Anaren, Inc. and Subsidiaries
                   Consolidated Condensed Statements of Income
                                   (Unaudited)

                                                                        Three Months Ended
                                                          -----------------------------------------------
                                                                                               Without
                                                                           Equity Based     Equity Based
                                                                           Compensation        Expense
                                                          GAAP Results        Expense       Compensation
                                                            Sept. 30,        Sept. 30,        Sept. 30,
                                                              2005             2004             2005
                                                          -------------    -------------    -------------
Net sales                                                 $  24,614,358    $           -    $  24,614,358
Cost of sales                                                15,959,912          324,609       15,635,303
Gross profit                                                  8,654,446          324,609        8,979,055
                                                                   35.2%             1.3%            36.5%
Operating expenses:
  Marketing                                                   1,768,079           68,733        1,699,346
  Research and development                                    2,034,641                -        2,034,641
  General and administrative                                  2,492,310          440,946        2,051,364
    Total operating expenses                                  6,295,030          509,679        5,785,351

Operating income                                              2,359,416          834,288        3,193,704
                                                                    9.6%             3.4%            13.0%

Other income (expense):
  Other, primarily interest
   income                                                       587,744                -          587,744
  Interest expense                                               (6,143)               -           (6,143)
    Total other income, net                                     581,601                -          581,601

Income before income taxes                                    2,941,017          834,288        3,775,305
Income taxes                                                    687,000          (57,000)         744,000
  Net Income                                              $   2,254,017    $     777,288    $   3,031,305
                                                                    9.2%             3.1%            12.3%

Basic earnings per share                                  $        0.13    $        0.04    $        0.17

Diluted earnings per share                                $        0.13    $        0.04    $        0.17

Shares used in computing net income per share:
 Basic                                                       17,402,270       17,402,270       17,402,270

 Diluted                                                     17,936,051       17,936,051       17,936,051

                                  Anaren, Inc.
                      Consolidated Condensed Balance Sheets
                                   (Unaudited)

                                                            Sept. 30,        June 30,
                                                              2005             2005
                                                          -------------    -------------
Assets:
Cash, cash equivalents and short-term
 investments                                              $  59,364,868    $  58,408,721

Accounts receivable, net                                     14,766,106       14,780,146
Other receivables                                             1,251,142        1,144,680
Inventories                                                  20,788,603       19,403,348
Other current assets                                          1,998,216        1,771,658
  Total current assets                                       98,168,935       95,508,553

Net property, plant and equipment                            24,629,636       24,983,653
Securities available for sale                                         -        3,500,000
Securities held to maturity                                  20,256,725       20,100,547
Goodwill                                                     30,715,861       30,751,861
Other intangibles                                               590,023          673,241
Total assets                                              $ 174,361,180    $ 175,481,855


Liabilities and stockholders' equity Liabilities:
Accounts payable                                          $   6,548,257    $   6,077,313
Accrued expenses                                              1,766,330        2,331,885
Other liabilities                                             2,825,004        2,545,847
  Total current liabilities                                  11,139,591       10,955,045

Other non-current liabilities                                 5,709,714        5,448,247
  Total liabilities                                          16,849,305       16,403,292

Stockholders' equity:
Retained earnings                                            60,913,824       58,659,807
Common stock and additional paid-in capital                 172,355,862      171,346,105
Accumulated comprehensive loss                                 (683,850)        (747,539)
  Less cost of treasury stock                               (75,073,961)     (70,179,810)
  Total stockholders' equity                                157,511,875      159,078,563

Total liabilities and stockholders' equity                $ 174,361,180    $ 175,481,855

                          ANAREN, INC. AND SUBSIDIARIES
                 Consolidated Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                Three Months Ended
                                                          ------------------------------
                                                            Sept. 30,        Sept. 30,
                                                              2005             2004
                                                          -------------    -------------
Cash flows from operating activities:
  Net income                                              $   2,254,017    $   1,981,164
Adjustments to reconcile net income to net
 cash provided by (used in) operating
 activities:
   Depreciation and amortization of plant
     and equipment                                            1,201,919        1,252,667
    Amortization of intangibles                                  83,218          320,992
    Provision for doubtful accounts                                   -           (5,741)

    Deferred income taxes                                        72,000           73,300
    Stock based compensation                                    861,921           71,550
    Receivables                                                  14,040       (2,061,338)
    Inventories                                              (1,385,255)      (1,623,546)
    Accounts payable                                            470,944       (1,002,388)
    Other assets and liabilities                               (429,951)        (518,775)
    Net cash provided by (used in) operating
     activities                                               3,142,853       (1,512,115)
Cash flows from investing activities:
  Capital expenditures                                         (847,902)      (5,606,303)
  Proceeds from sale of stock                                         -          293,930
  Net maturities of marketable debt and
   equity securities                                          3,532,408        2,503,921
  Net cash provided by (used in) investing
   activities                                                 2,684,506       (2,808,452)
Cash flows from financing activities:
  Stock options exercised                                       147,836           28,642
  Purchase of treasury stock                                 (4,894,151)     (11,623,399)
  Net cash used in financing activities                      (4,746,315)     (11,594,757)

  Effect of exchange rates                                       63,689              962
  Net increase (decrease) in cash and cash
   equivalents                                                1,144,733      (15,914,362)
Cash and cash equivalents at beginning of
 period                                                       5,900,841       23,303,263
Cash and cash equivalents at end of period                $   7,045,574    $   7,388,901

SOURCE  Anaren, Inc.
    -0-                             10/27/2005
    /CONTACT: Joseph E. Porcello, VP of Finance, +1-315-432-8909 / /First Call Analyst: /
    /FCMN Contact: asavage@anaren.com /
    /Photo: http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
    /Web site:  http://www.anaren.com/
    (ANEN)